As filed with the Securities and Exchange Commission on November 11, 2011

Registration No. 333-174167
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SafeCode Drug Technologies Corp.
(exact name of Registrant as specified in its charter)

Delaware	3841	99-0362482
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Joel Klopfer
6 Meever HaMiltah Street
Jerusalem 97761, Israel
Phone number: 972-507839976
Fax number:972-507839976
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SafeCode Drug Technologies Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367       302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
John A. Cacchioli, Esq.
99 Tulip Avenue, Suite 108
Floral Park, NY, 11001
Telephone No.: (516) 639-7676
Facsimile No.: (516) 328-8772

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission.  ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	20,000,000	$0.005	$100,000	$12.00
Par value $0.0001
Per share

(1) Estimated pursuant to Rule 457 (o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

SafeCode Drug Technologies does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated November 11, 2011

SafeCode Drug Technologies Corp.

Up to a Maximum of 20,000,000 Shares of Common Stock at $0.005 Per Share

We are offering for sale a maximum of 20,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.005 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.005 per share. If all 20,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $100,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.  AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS. THE COMPANY WILL NEED TO RAISE NET PROCEEDS OF APPROXIMATELY $65,000 IN ORDER TO ALLEVIATE THE NEED TO FILE FOR PROTECTION UNDER BANKRUPTCY LAWS.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 11, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
Our Direct Public Offering	6
The Offering	6
Selected Summary Financial Data	7
RISK FACTORS	8
RISKS RELATING TO OUR COMPANY	8
Use of Proceeds	14
Percent of Net Proceeds Received	14
Determination of Offering Price	15
Dilution	15
Our Business	16
General Development	16
THIRD-PARTY MANUFACTURERS	17
INTELLECTUAL PROPERTY	17
COMPETITION	17
Patent, Trademark, License & Franchise Restrictions	18
Contractual Obligations & Concessions	18
Employees	18
Transfer Agent	18
Research and Development	18
Description of Property	18
Management's Discussion	19
Analysis or Plan of Operation	19
Plan of Operation	19
General Working Capital	20
Quantitative and Qualitative Disclosures about Market Risk.	20
Analysis of Financial Condition and Results of Operations	21
Other	21
Recently Issued Accounting Pronouncements	21
Off-Balance Sheet Arrangements	22
Inflation	22
Market for Common Equity	22
Related Stockholder Matters	22
Market Information	22
Security Holders	22
Dividend Policy	22
Securities Authorized Under Equity Compensation Plans	22
Directors, Executive Officers, Promoters	23
Control Persons	23
Directors and Executive Officers	23
Audit Committee and Financial Expert	23
Code of Ethics	23
Potential Conflicts of Interest	23
Involvement in Certain Legal Proceedings	24
Executive Compensation	24
SUMMARY COMPENSATION TABLE	24
Option/SAR Grants	24
Long-Term Incentive Plans and Awards	24
Compensation of Directors	24
Employment Contracts, Termination of Employment	24
Change-in-control Arrangements	24
Certain Relationships and Related Transactions	25
Director Independence	25
Security Ownership of Certain Beneficial Owners and Management	25
Legal Proceedings	26
Description of Securities	26
Our Common Stock	26
Our Preferred Stock	26
Plan of Distribution	26
OFFERING PERIOD AND EXPIRATION DATE	28
PROCEDURES FOR SUBSCRIBING	28
Right to Reject Subscriptions	28
Underwriters	28
Regulation M	28
Section 15(G) of the Exchange Act	28
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	28
Indemnification for Securities Act Liabilities	29
Legal Matters	29
Experts	29
Interest of Named Experts and Counsel	29
Available Information	30
Information Not Required in Prospectus	31
Signatures	34
Exhibits Table	35

Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on November 23, 2010 and are a development stage company. On December 15, 2010, we entered into an exclusive Assignment agreement with Mr. Uri Tagger, inventor, in relation to a patent-pending invention for a voice-enabled protector for administering medicine. The assigned technology has the potential to be adopted as a standard in all hospitals and care centers, for improving the safety of medication administration. Specifically, the invention is intended to match drug name voice templates as a threshold mechanism for unlocking a medication container such as a syringe or pill box. This invention is intended to help minimize accidentally administering the wrong medication to a patient by requiring a care-giver, such as a doctor or a nurse, to verbally announce the name of the medication that should be administered. If the medicine does not match the verbally announced name of the medication the medicine cannot be administered.

The patent-pending technology was transferred to SafeCode Drug Technologies Corp. by Mr. Uri Tagger (inventor), in exchange  for a commitment to pay 10% of future royalties on any revenues we may derive from the patent. This agreement was executed on December 15, 2010.

The assigned patent-pending technology for a voice-enabled protector for administering medicine, is intended to feature several components Including; a drug name identifier; a computer readable medium containing a stored template that identifies the drug trade name, the compound name, etc.; a processing unit capable of sending the stored voice templates to a computer, and  a software application hosted on a computer system. The computer will have standard equipment such as a motherboard, keyboard, mouse, monitor, etc. but also have a microphone capable of receiving voice commands and recording the voice templates against which the voice commands are compared.

The computer to be used with the technology will be required to have Internet capabilities including an internal modem or a connection to a modem and Internet access to enable the program to access a central repository of stored voice templates of drug brand names, generic brand names, or a combination of both. The audio recording program should include voice recognition software for interacting with the microphone and to record the voice templates.

We have not yet developed our proposed product, and we have not yet obtained objective evidence that our invention can reliably perform the functions described above.

We plan to license the patent to a third-party to design, manufacture, and market the device against an initial payment to us and a percentage licensing agreement to be paid quarterly.

Our principal offices are located at 6 Meever HaMiltah Street , Jerusalem 97761, Israel. Our telephone number is 972-507839976. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to SafeCode Drug Technologies Corp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale.

As of November 11, 2011, our company has no cash and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares. The company has no full time employees and our two current officers/directors intend to devote approximately twenty hours per week to SafeCode Drug Technologies Corp. business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 20,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.005 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $100,000. The expenses associated with this offering are estimated to be $21,500 or approximately 21.5% of the gross proceeds of $100,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering	30,000,000 shares

Shares of common stock being offered by us	20,000,000 shares

Total shares of common stock outstanding after the offering	50,000,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 20,000,000 shares of our common stock will be up to $100,000. Use of proceeds from the sale of our shares will be used as general operating capital to help create and maintain a marketing efforts to identify third party partners interested in licensing, manufacturing, and bringing our patent pending product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

  This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

 As used in this prospectus, references to the "Company," "we," "our," or "us" refer to SafeCode Drug Technologies Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(November 23, 2010)
Through
(September 30 2011)

Statement of Operations:

Total revenues	$-

Total operating expenses	$27,710

(Loss) from operations	$(27,710)

Net (loss)	$(27,710)

(Loss) per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and diluted	30,000,000

As of
(September 30, 2011)

Balance Sheet:

Cash in bank	$-

Deferred Offering Costs	$20,000

$

Total current assets	$20,000

Total assets	$20,000

Total current liabilities	$44,710

Total liabilities	$44,710

Total stockholders' (deficit)	$(24,710)

Total liabilities and stockholders' (deficit)	$20,000

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on November 23, 2010, and own a patent-pending technology for a voice-enabled protector for administering medicine. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing and licensing to a third party design and manufacturing company. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability.  Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find a third party manufacturer to begin the design, marketing, and sales of our voice-enabled protector for administering medicine .

We have never generated revenues. We intend to license our patent-pending technology for a voice-enabled protector for administering medicine to a third party manufacturer, which will be responsible for taking our design and developing it through all stages to bring it to market. We own the right to exploit the patent-pending technology for the new invention. However, our voice-enabled protector for administering medicines is not currently available for sale and will not generate any income until we are successfully able to license the patent to a third party. We will rely on these third parties to bring the invention to the point when it can be sold. Until that happens, we expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in finding third parties interested in licensing the patent-pending invention from us. We cannot guarantee that we will ever be successful in finding this partner and successfully license the design patent on agreeable and profitable terms to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed marketing and promotion campaign for the next twelve months.  Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

4.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise net proceeds of at least $65,134 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from November 23, 2010, through December 31, 2010, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on November 23, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $65,134 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

5.	If we are unable to obtain additional financing or generate revenue we will not have sufficient cash to continue operations, beyond twelve months.

We will need to raise additional funds, in addition to the funds raised in this public offering, through public or private financing, strategic relationships, or other arrangements in the near future, to support our business operations beyond the next twelve months; however, we currently do not have commitments from third parties for additional capital.  We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit our ability to continue our operations.  Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise.  Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in finding a third party partner interested in licensing our design patent and undertaking to develop, manufacture, and market our voice-enabled protector for administering medicine. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Because we are not manufacturing a product, but rather marketing our interest in finding a 3 rd party partner, we can begin operations even with a more limited budget and continue as sufficient funds are raised. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.	We did not conduct due diligence regarding what was involved in designing and filing a patent application for the technology.

We did not conduct due diligence regarding what was involved in designing and filing a patent application for the technology.  The inventor has marginal experience in the medicinal device field, and we do not know whether he properly designed the technology.  Neither can we assure you that we will be able to develop the patent-pending technology into a product.  Any failure in the design or commercial feasibility of the patent-pending technology could have a material adverse affect on our business, financial condition, or results of operations.

9.
As a development stage company, we may experience substantial cost overruns in marketing to search for a third party interested in licensing our design patent, and we may not have sufficient capital to successfully complete the marketing and promotion to the point that we close with one or more partners.

We may experience substantial cost overruns in marketing our patent-pending technology successfully to complete our project to the point of bringing in income to offset operational costs. We may not be able to find an ideal third party partner interested in marketing out product for many reasons, including industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not any third party with whom we reach an agreement will adequately work to promote the product through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to aggressively market our search for a third party partner interested in developing, manufacturing and marketing our product idea, we cannot ensure that the final cost for producing this product will be found to be warranted and reasonable and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

10.	We will rely on third parties to develop, manufacture, and market our proposed product on a licensing basis against a single up-front payment and future royalties of ongoing sales .

We will rely on third parties to develop, manufacture, and market our proposed product based on our patent-pending technology. We plan to license the technology to a third party against a single up-front payment and future royalties of ongoing sales. If we are unable to enter into such an agreement with a third party, or if their marketing and distribution plan is not satisfactory, we may not be able to offset operation costs. We are subject to the performance of any third parties with whom we sign a contract. We cannot control whether we are able to come to a final agreement with a third party and though we can regulate licensing costs and royalties, we cannot control whether the third party will put sufficient funds and resources into properly designing, developing, manufacturing, and marketing our voice-enabled protector for administering medicine . If a manufacturer fails to perform, we could experience significant time delays or we may be unable to reach a level of profitability to cover costs and allow us to continue to find global third parties for voice-enabled protector for administering medicine. These limitations could result in losses of sales and goodwill.

11.
We are a small company with limited resources and we do not yet have any third parties interested in purchasing the licensing rights to the development and manufacturing of our voice-enabled protector for administering medicine . Further, we cannot confirm that any third party that does sign an agreement with our company can compete effectively and increase market share.

Current and potential competitors already developing, manufacturing, and marketing medical dispensers have operating histories and name recognition, and a base of distributors and customers. As a result, these competitors have credibility with potential distributors and customers. Since we have not yet started to market our licensing offering to these competitors and other third party corporations, it is not possible to know whether any third party with whom we eventually sign an agreement will be able to successfully compete against more established corporations with operating histories, name recognition and established distributors and customers. It is possible that these competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than our third party partners can. Third parties that sign an agreement with SafeCode Drug Technologies Corp. may not have sufficient resources to make their investment profitable and may not be able to properly develop, manufacture or market our patent-pending technology for a voice-enabled protector for administering medicine in light of the competition. This inability might, in turn, cause our business to suffer and restrict our profitability potential.

12.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon our ability to appeal to 3 rd party partners who believe that consumers will be interested in using a voice-enabled protector for administering medicine. Consumer preferences with respect to such devices are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our product will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. The failure of a product based on our design patent to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

13.
Because our Directors and officers have no experience in running a company that licenses rights to a voice-enabled protector for administering medicines, they may not be able to successfully operate such a business which could cause you to lose your investment .

We are a development stage company and we intend to license our design patent to a 3 rd party interested in developing, manufacturing, marketing a voice-enabled protector for administering medicines against an initial payment and future royalties. Joel Klopfer and Itamar Zer, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and Officers have no experience in operating a company related to voice-enabled protector for administering medicines. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

14.
Because Joel Klopfer and Itamar Zer have other outside business activities and will only be devoting up to 30% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Joel Klopfer and Itamar Zer, our current Directors and officers, intend to devote only approximately 20 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

15.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 20,000,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 60% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

16.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and assuming that our patent-pending technology is granted a patent, we will rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to find 3 rd party venders or developers and marketing experts interested in developing, manufacturing, and marketing a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our voice-enabled protector for administering medicines in the future. According to our research, no existing patents prohibit or limit our ability to market our licensing opportunity. However, because we cannot be privy to other technologies or products that other companies or individuals may be developing or may develop in the future, we cannot ensure that future products may not infringe on our patent enough to require intellectual property litigation and/or adversely affect our business. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from finding 3 rd parties interested in licensing our design patent against current and future payments to us.  Should we be forced to incur substantial legal costs, it is not clear whether we will be successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

18.	Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because   should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

19.
If and when our 3 rd party partners sell their products based on our patent-pending technology, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The voice-enabled protector for administering medicines may expose us to potential liability from personal injury claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit future agreements to license and sell the product. We cannot assure you that when we successfully find a 3 rd party partner and license our invention, that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products, our liability could exceed our total assets and our ability to pay the liability.

Risks Relating to our Common Stock

20.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement  to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22.
We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

23.	The offering price of our common stock could be higher than expected, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this offering may not reflect the cost perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

24.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board.

25.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by investors.   In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state.  Our Directors, reside outside of the United States, and initially intend to sell the offered securities to foreign investors.  Should they be unsuccessful in selling all of the offered securities to foreign investors, they may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements.  In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock.  We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement.  We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

26.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

27.	Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act.  These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders.  If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted.  In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

28
If the licensing entity wishes to include a bar-code based recognition and protection system with   the planned product, in addition to our voice technology, it will need to obtain  the licensing rights to Patent # 7,347,841  MediSafe1 Technology Corp.

Although the patent pending technology of Safecode encompasses the   voice-recognition technology, by adding the suggested use of additional protection technologies such as using a bar-code based recognition system, would add another level of safety to the process of ensuring a patient is only administered the proper medication as prescribed by a medical caregiver. This Bar Code based safety matching recognition system is owned by Medisafe 1 Technologis Corp. We cannot ensure that MediSafe 1 Technology Corp will agree to license their patent to  our proposed 3rd party licensing partners and  our business may therefore be adversely affected in several ways and would therefore limit our business to the licensing only  the voice -recognition technology which ensures the right medication is being opened by the care giver.

Use of Proceeds

The net proceeds to us from the sale of up to 20,000,000 shares offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $21,500, consisting of $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

None of the proceeds from this offering will be used to pay the salaries or make other payments to our officers and directors in relation to outstanding loans to the Company.

Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	8,000,000	12,000,000	16,000,000	20,000,000
Gross Proceeds	$40,000	$60,000	$80,000	$100,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$18,500	$38,500	$58,500	$78,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$-	-	4,366	$13,366
Promotion and 3 rd Party Search for licensing the Patent	$1,366	11,366	20,000	$25,000
SEC compliance fees; legal, accounting, and transfer agent fees	$7,000	17,000	24,000	$30,000
Existing Liabilities	$10,134	10,134	10,134	$10,134

Total	$18,500	38,500	58,500	$78,500

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees relating to the offering. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately an additional $30,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees.  The Company recognizes that if it does not raise net proceeds of at least $65,134 in this offering, it will have to seek additional funds to cover these expenses.  The $65,134 in net proceeds that we need to stay in business for twelve months is comprised of (i) $10,134 for existing liabilities, (ii) $25,000 for promotional and marketing expenses to locate and contract with one or more third party licensees, and (iii) $30,000 for SEC reporting expenses.  While the existing liabilities on our balance sheet also include $14,576 in shareholder loans and $20,000 in deferred offering costs, the shareholders loans do not have a fixed repayment date and the deferred offering costs will be paid out of the gross proceeds from the offering.   The net proceeds from the offering will not be used to pay either of these liabilities.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.005 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of shares of common stock for $0.005, which represents net proceeds after deducting estimated offering expenses of $21,500. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution under each offering scenario accordingly.

Shares Sold	8,000,000	12,000,000	16,000,000	20,000,000

Gross Proceeds less oferring Expenses	18,500	38,500	58,500	78,500

Historical Net Tangible Book Value before the Offering	-44,710	-44,710	-44,710	-44,710
Historical Net Tangible Book Value Per Share Before the Offering	-0.0149	-0.0149	-0.0149	-0.0149
Historical Net Tangible Book Value after the Offering	-26,210	-6,210	13,790	33,790
Historical Net Tangible Book Value Per Share after the Offering	-0.0007	-0.0001	0.0003	0.0007
Increase per share to exisiting Shareholders	-0.0008	-0.0002	0.0002	0.0006
Dilution Per Share to New Shareholders	0.0057	0.0051	0.0047	0.0043
Dilution Percentage to New investors in the Offering	113.7947%	102.9571%	94.0043%	86.4840%

The following table sets forth as of December 31, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.005 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	30,000,000	60%	$3,000
New Investors	20,000,000	40%	$100,000
Total	50,000,000	100%	$103,000

Our Business

General Development

We were incorporated in Delaware on November 23, 2010 and are a development stage company. An Assignment agreement was signed between Mr. Uri Tagger (the inventor) and SafeCode Drug Technologies Corp., for a patent-pending technology for a voice-enabled protector for administering medicine on December 15, 2010. This agreement granted SafeCode Drug Technologies Corp. exclusive rights, title and interest in and to the invention. All Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for the invention.

We purchased the patent-pending technology from the inventor, an individual with limited experience in the field of medicinal devices.  The inventor is engaged in the business of web-based media applications, and due to a lack of funds and the risk that a product based on the patent application would not be commercially feasible, he has neither developed the technology that is the subject of the patent application nor attempted to commercialize the patent application prior to selling the technology to us.  A prototype of our proposed product has not yet been manufactured to test the capabilities of the potential product, and no testing has yet been performed regarding the ability of the proposed product to perform as expected or regarding the reliability or cost-effectiveness of such a product.  Except for having purchased the patent application from the inventor, we do not have any relationship with the inventor.

The SafeCode Drug Technologies technology has the potential to be adopted as a standard in all hospitals and care centers, for improving the safety of medication administration. Specifically, the invention is intended to match drug name voice templates as a threshold mechanism for unlocking a medication container such as a syringe or pill box. This invention is intended to help minimize accidentally administering the wrong medication to a patient by requiring a care-giver such as a doctor or a nurse, to verbally announce the name of the medication that should be administered. If the medicine does not match the verbal name the medicine cannot be administered.

The technology was transferred to SafeCode Drug Technologies Corp. by Mr. Uri Tagger (inventor), in exchange for 10% of future royalties on any income the company may derive from the patent.

The proposed product based on our invention will focus on the use of voice recognition technology to ensure the right drug / pill vial / box is being opened and administered to the patient. It will include both hardware and software components. It may include a barcode that identifies the patient for whom the medication is intended, a drug identifier, a computer readable medium containing a stored template that identifies the drug trade name, the compound name, etc. a processing unit capable of sending the stored voice templates to a computer, and a software application hosted on a computer system. The computer will have standard equipment such as a motherboard, keyboard, mouse, monitor etc. but will also have a microphone capable of receiving voice commands and recording the voice templates against which the voice commands area compared. The exact components of the final product will be determined by the manufacturer who licenses the invention from SafeCode. In the event the licensee determines it necessary or beneficial to use a barcode identification system for the patient matching safety feature in addition to the voice recognition component to ensure the right drug is being administered, that is integral to our technology offering, the manufacturer will need to license the rights to Patent # 7,347,841 from MediSafe1 Technology Corp.

The computer should have Internet capabilities including an internal modem or a connection to a modem and Internet access to enable the program to access a central repository of stored voice templates of drug brand names, generic brand names, or a combination of both. The audio recording program should include voice recognition software for interacting with the microphone and to record the voice templates.

We intend that the software will be developed by third party contractors.  Other components will either be outsourced or purchased from suppliers of standard computer equipment and configured to work with our software.

Though not considered part of the actual product, we envision care centers and hospitals placing our product on a mobile cart that can be moved with the nurses or caregivers as they move from room to room. Similar to blood pressure machines, our device would be taken from room to room to dispense medicine.

Since the software program has not yet been developed, it is not yet possible to determine the exact nature of how the protection system will work in its final development or to determine the costs involved in developing the product.  A voice detection microchip system will be included such that the caregiver will be required to state the name of the medication being administered to be matched against stored voice recognition templates within the program.

This system will include a microchip sensor with voice recognition software and an electromagnetic locking device that will interface with the microchip sensor.  To use our proposed product, the care provider will be required to read aloud the name of the patient and the name of the medicine.  Upon a match of the patient name with the correct medicine, the microchip sensor will send an electronic alert to the electromagnetic locking device to unlock the storage container.

Since different drugs would need to be stored in their own locked containers, each medication would need to be stored in a separate locked drug container, connected to the microchip sensor and electromagnetic locking device.

One disadvantage of our product is that it is not intended for emergency situations in which medications must be administered without delay.  Firm instructions not to use this product in emergency situations will be included because our product is not intended for use in such an environment, both because of the time factor and because of additional pressures on staff at such times.

While there is always an element of human error when dealing with a system requiring human interaction, we intend for safety mechanisms to be included in the software.  For example, we intend for the product to include confirmation screens that will require the human operator to confirm stages within the operation and voice assignments.   One of the criteria for finding a proper third party partner will be whether it has prior experience in developing software for the medical industry.

Since the goal of the product is to help avoid error, the important element of the software will be the inclusion of safety factors to confirm that the correct medicine is being opened.

The design and development of a commercial product will be carried out by 3 rd party partners who agree to license the design and pay a portion of future royalties to maintain the license on an ongoing basis.

Our ideal third party partner will have extensive experience in software development, in the medical industry in general, and in the drug industry in particular.  We plan to initially promote our technology to drug manufacturers.  Of the top 49 drug manufacturers, almost half are located in the United States, with others located in Europe, Asia, and Israel  (source: Wikipedia).  As our Directors are located in Israel, we will also approach top Israeli drug manufacturers in an attempt to partner with them and license our technology to them.  We also intend to look to leaders in the field of Computerized Decision Support Systems (CDSS) as potential partners.  Beyond pharmaceutical companies, it is possible that insurance companies may be interested in partnering with our technology to provide value-added services to their clients by utilizing products such as ours that reduce the risk of malpractice.

We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither SafeCode Drug Technologies Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company believes it needs approximately 10 months to maintain operations to find such partners, as explained in the Plan of Operations section below.  Assuming we raise net proceeds of at least $65,134 in this offering, we believe that we will have sufficient funds to cover operation expenses for 12 months.

Our principal office is located at c/o Joel Klopfer, 6 Meever HaMiltah Street Jerusalem 97761, Israel Phone number: 972-507839976

Business Summary and Background

SafeCode Drug Technology Corp. plans to license the patent-pending technology to one or more 3 rd party partners. These companies will be responsible for designing, developing, manufacturing and marketing the  voice-enabled protector for administering medicines. As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to spearhead the marketing campaign needed to identify and come to exclusive agreements with one or more 3 rd party manufacturers. We do not have any plans to manufacture or develop our product. Rather, we plan to license the patent-pending technology to one or more third party partners who will be responsible for designing, developing, manufacturing, and selling their product, branded with their corporate identity as they determine best fits their sales program. In exchange for this licensing agreement, the partner or partners will agree to pay to SafeCode Drug Technologies Corp. an upfront fee and royalties on an ongoing basis.

The technology was transferred to SafeCode Drug Technologies Corp. by Mr. Uri Tagger (inventor), in exchange for 10% of future royalties on any revenue the company may derive from the patent.

THIRD-PARTY MANUFACTURERS

We will rely on third parties to design, develop, manufacture, and market a product based on our patent-pending invention for a voice-enabled protector for administering medicine. We do not have any plans to manufacture or develop our product. Rather, we plan to license the patent-pending technology to one or more third party partners who will be responsible for designing, developing, manufacturing, and selling their product, branded with their corporate identity as they determine best fits their sales program.

In exchange for this licensing agreement, the partner or partners will agree to pay to SafeCode Drug Technologies Corp. an upfront fee and royalties on an ongoing basis.

INTELLECTUAL PROPERTY

On December 15, 2010, we signed an Assignment agreement with Mr. Uri Tagger, in relation to a patent-pending, voice-enabled protector for administering medicine. As part of this agreement, SafeCode Drug Technologies Corp. was given all right; title and interest for the United States, territories, and possessions, and for all other countries in the world, in relation to a voice-enabled protector for administering medicine.  The proprietary technology consists of an the invention regarding how to combine and integrate software and hardware to provide protection against administering incorrect medicine through voice recognition whereby the medicine or medicinal fluid will not be able to be extracted from its container without human voice recognition that identifies and matches the name of the medicine with the name of the patient.

The invention that we purchased is described in a patent application that was filed with the United States Patent and Trademark Office (USPTO) in December 2010 under patent application serial number 12/982,158.  We estimate that approximately 1 year will elapse before the USPTO will send us its first set of comments on the application.  It may take approximately 2-3 years before a patent will be issued on the application, and any issued patent would expire 17 years from the date of issuance.

COMPETITION

While there are many medical dispensers on the market, we have not found any that offer the same benefits as the SafeCode Drug Technologies Corp. invention. For example, patents Wirtschafter (U.S. Pat. No. 5,233,571), Albeck (U.S. Pat. No. 5,313,439), and Walters (U.S. Pat. No. 5,751,661) all incorporate the timing mechanisms and alarms in the cap or lid of the medication bottle or container itself to help prevent a patient from taking medication at the wrong time. However, these patents to not protect the patient from a medical care-giver administering the wrong medication.

Our proposed product differs from the technology owned by Medisafe 1 Technologies Corp. in that in Medisafe's product, the locking device on the container holding the medicinal substance has a bar code, and a bar code is also attached to the patient who is to receive the medicine.  A bar code reader then reads and matches the two bar codes, and then the locking device is unlocked upon the two bar codes matching one another.  Our proposed product, (in addition to the use of bar codes), a pre-set voice detection microchip is used on the locking device.  The microchip contains the name of the medicine, and a human voice has to pronounce the name of the medicine.  In the event of a match, the locking device is released to ensure the correct medicine is opened.

This voice recognition procedure is a procedure to ensure the right medicine, drug is being opened, prior to them ensuring administration to the correct patient.

The Company does not have any relationship with Medisafe 1 Technologies Corp.

A key element of our technology is the software application that stores template patterns for medicines and matches these templates to drug names used by care-givers such as doctors and nurses. Because we do not plan to design and manufacture a product based on our patent-pending invention, we cannot fully determine how the product will appear. We intend for these aspects  to be handled by the 3rd party partner or partners who license our technology.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

As described above, we have entered into an Assignment agreement with Mr. Uri Tagger, the inventor of a voice-enabled protector for administering medicine, in exchange for 10% of future royalties on any revenue the company may derive from the patent. According to this agreement, we acquired full rights to all title, and interest related to a voice-enabled protector for administering medicine. This agreement was signed on December 15, 2010. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

We plan to develop a website related to our invention, which we intend to use to promote, advertise, and potentially market our patent to 3 rd party partners interested in developing, manufacturing, and marketing our voice-enabled protector for administering medicine. The site will be for information and promotion only, not for direct sales, as we intend to license the development, manufacturing, and marketing to these 3 rd party partners in exchange for an upfront payment and ongoing royalties. We intend to fully protect our voice-enabled protector for administering medicine design with copyright and trade secrecy laws.

Employees

Other than our current Directors and officers, Joel Klopfer and Itamar Zer, we have no other full time or part-time employees. Our only employees, our Directors and officers, Joel Klopfer and Itamar Zer, are expected to work approximately twenty hours per week. If and when we successfully find one or more 3 rd party partners who are interested and contracted to license our patent-pending invention, we may need additional employees to coordinate and monitor the agreements or to continue finding other partners for additional markets not covered by any existing agreements we may sign. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

Our proposed product is likely to be subject to  Governmental approvals, such as the provisions of the Federal Consumer Product Safety Act, and the Federal Food, Drug and Cosmetic Act, specifically  and mainly Section 501(a)(3) of that Act.  In addition, section 502 of the Act states that a drug is considered misbranded if there are packaging omissions. Also, section 505 of the Act requires a full description of the methods used in, and the facilities and controls used for, the packaging of drugs .Section 505(b)(1)(D) of the Act states that an application shall include a full description of the methods used in, the manufacturing, processing and packing of such drug. This includes facilities and controls used in the packaging a drug product.

Section 501(a) (3) relates to “if its container is composed, in whole or in part, of any poisonous or deleterious substance which may render the contents injurious to health…” therefore, our product would have to be approved for use prior to us being able to sell/ license the product. As our business model is to seek third party manufacturers to license and manufacture and then market the technology it will be up to these third party entities to apply for the related Governmental Approvals within the related acts. The process for the said applications under the related provisions of the Federal Food, Drug and Cosmetic Act can be lengthy arduous and costly.  No such application under the Federal Food, Drug and Cosmetic Act, has been made nor by the Company and not by any future licensees of the technology and therefore as our Business model is to generate revenues from third party licensees of the product technology thru future royalty payments, and as our product would fall under this application process, we would have a delay in being able to commence anything other than limited operations until such related applications are granted.  These delays will accordingly have a delay and a detrimental effect on our generating revenues and could ultimately cause our business to fail if continuously delayed.

Research and Development

We have incurred minimal research and development activities. We do, however, have plans to continue our research and development activities during our first year of operation.

If we are able to raise funds in this offering, we will retain one or more third parties marketing partners to help us promote and target potential 3 rd party licensees to license our technology with the aim of developing, manufacturing, and marketing a voice-enabled protector for administering medicine according to our patent application. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Joel Klopfer, 6 Meever HaMiltah Street Jerusalem 97761, Israel Phone number: 972-507839976.  This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion & Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired a patent-pending technology for a voice-enabled protector for administering medicine. We do not have any plans to manufacture or develop our product. Rather, we plan to license the patent-pending technology to one or more third party partners who will be responsible for designing, developing, manufacturing, and selling their product, branded with their corporate identity as they determine best fits their sales program. In exchange for this licensing agreement, the partner or partners will agree to pay to SafeCode Drug Technologies Corp. an upfront fee and royalties on an ongoing basis.

To accomplish this, we plan to engage in a determined marketing and promotional campaign to identify and target potential partners. For this purpose, we plan:

Preparatory Stage (3 months): includes the development of marketing materials about the design patent; the potential benefits and market.

Identify Target Partners (1 month): We anticipate this stage will take approximately 1 month, as we believe it best to create a detailed priority list rather than simply target one company at a time. We will analyze the benefits of each company as potential partners measured against the efforts we believe we can expect them to take and confirm we are prepared to approach and negotiate with such partners. We may need to hire third party business consultants for this purpose or our Directors and Officers may undertake this effort.

Marketing to Potential 3 rd Party Partners (6 months): This will involve hiring marketing consultants and strategists to contact potential development partners and negotiate licensing agreements with them. We are open to signing many agreements in non-competing geographical areas or to signing more global cross-area agreements to cover many regions at once. We anticipate this could take up to 6 months, but may take longer or shorter depending on the efforts of the marketing team.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	8,500	23,500	38,500	$53,500

	40%	60%	80%	100%
General working capital	$-	-	4,366	$13,366
Promotion and 3 rd Party Search for licensing the Patent	$1,366	11,366	20,000	$25,000
SEC compliance fees; legal, accounting, and transfer agent fees	$7,000	17,000	24,000	$30,000
Existing Liabilities	$10,134	10,134	10,134	$10,134

Total	$18,500	38,500	58,500	$78,500

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.

If net proceeds of less than $65,134 are raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreement s to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities in Q4 2011 and Q1 of 2012. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we are unable to raise net proceeds of at least $65,134, we may attempt to sell the Company or be forced to file for bankruptcy within twelve months. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has at September 30, 2011 total liabilities of approximately $44,710 and will need to seek additional funds in addition to the gross proceeds raised from the Offering, through equity financing to satisfy these liabilities; the gross proceeds raised from this offering will not suffice to satisfy all of the outstanding liabilities of the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.  We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, purchase of the patent application, legal and accounting fees, S-1 preparation and filing fees and transfer agent and other small misc fees. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing; however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations.  The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $44,710 reflected in the Financial Statements as at September 30, 2011.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of ASU No. 2010-06 had no impact on the Company's financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of ASU No. 2009-13 had no impact on the Company's financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the Company's financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The Company beleives that the current inflation does not have a material impact on the net operating loss.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of November 11, 2011, there were 30,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of November 11, 2011.

Name	Age	Positions and Offices Held

Joel Klopfer	34	President and Director

Itamar Zer	30	Secretary, Director and Principal Accounting and Financial Officer

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. According to our bylaws, if a director is elected by cumulative voting, a director may be removed only by the shareholders and then only when the votes cast against his removal would not be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board or the entire class of directors of which he is a member were then being elected.

Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Joel Klopfer has been our President and Director since the Company's inception on November 23 2010.

Joel Klopfer studied at Bet Matitjahu  Academic School in Benei Berak , Israel , Jewish History and Science from September  1999  until August 2003 where  he obtained his academic Degree. From September 2003 until January 2006 he worked as served as head of Operations in a telecommunications Company called QuickPhones , in Jerusalem . Mr Klopfer continued his career from February 2006 until present at “Meuchedet” one of the largest Governmental Health Care Organizations in Israel . He currently is head of Operations of four Branches of  “Meuchedet,”  all in the surrounding areas of and in Jerusalem, Israel . His duties include the overseeing all the operational activities, budgeting, internal and external governmental reporting requirements.

The Board believes that Mr Klopfer should serve as a Director and Chief Executive Officer due to his management and administrative skills all of which enable him to provide oversight and direction of the Company including overseeing its business operations and bringing the Company to its objective goals.

Itamar Zer  has been our Secretary,  Director and Principal Accounting and Financial Officer since the Company's inception.

Itamar Zer studied at Ber Jaacob Academic School in Ber Jaacob, Israel, Judicial Studies, Political Science and History, from September 2000 until August 2003 where he obtained his academic Degree. From September 2003 until present Mr Zer was employed and continues to be employed as the Controller of Hapisgah Change, a Financial Cash Change House, authorized by the Government of Israel, engaged in cash management, foreign currency exchange, and general banking activities, in Jerusalem. His duties include the overseeing of all cash management activities, cash flow analysis, internal and external governmental reporting.

The Board believes that Mr Zer should serve as a Director and as an accounting and finance Officer due to his accounting and finance knowledge and administrative skills all of which enable him to provide oversight and direction of the Company including overseeing all the financial aspects and reporting of the Company.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2012.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

 We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception to date.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Joel Klopfer
President and Director and for the period January, 2011 thru September 30 2011	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Itamar Zer
Secretary and Director and Principal Accounting and Financial Officer and for the period January, 2011 thru September 30 2011	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)   We were incorporated on November 23, 2010.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreement s regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreement s have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreement s or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On November 24, 2010, we subscribed 15,000,000 shares of our common stock to Mr. Joel Klopfer, our President and Director, for a payment of $1,500. On May 22, 2011, Mr. Klopfer  paid this amount to us in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On November 24, 2010, we subscribed 15,000,000 shares of our common stock to Mr. Itamar Zer, our Secretary and Director and Principal Financial Officer, for a payment of $1,500. On May 23, 2011, Mr. Zer paid this amount to us in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of September 30, 2011, loans from our two Directors and officers (Mr. Joel Klopfer and Mr. Itamar Zer) made in cash amounted to $14,576 ($7,288 from each Director forwarded to the Company on as follows, $5,226 on December 1, 2010, $3,000 on March , 2011 and $5,051 on May 14, 2011 and $1,299 on August 1 2011.)  and represented working capital advances from directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand. No formal written agreement regarding this loan was signed, however it is documented in the accounting records of the Company.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”  We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 30,000,000 shares of our common stock outstanding as of November 11, 2011

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Joel Klopfer, 6 Meever HaMiltah Street Jerusalem 97761, Israel	15,000,000	50%

Itamar Zer 88 Uziel Street Jerusalem 96387 ,Israel	15,000,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	30,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of November 11, 2011, 30,000,000 shares are issued and outstanding.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Under Delaware Law, a corporation’s stockholders may appoint Directors by cumulative voting as set forth in its certificate of incorporation, however, our certificate of incorporation does not include such a right and therefore our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Pursuant to Article X, Section 6 of our by-laws we have the ability to hold our shareholders liable for calls on partly paid shares in accordance with Delaware General Corporations Law §156 and to redeem shares called by us in accordance with Delaware General Corporations Law §160. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Delaware General Corporations Law §156 states that the corporation MAY (emphasis added) issue shares as partially paid and subject to a call on the remaining amount due for the purchase of the issued shares.  At the present time, the Corporation has not intent to issue shares for partial payment”

The restrictions on the ability of shareholders to call meetings in Article III, the authority of your board of directors to set the size of your board and appoint directors in Article V, and limitations on the ability to remove directors in Article V of Exhibit 3.2 would have an effect of delaying, deferring, or preventing a change in control.

Article III, Section 2, states, “Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president or vice president (if any) or secretary at the request in writing of the majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding shares of stock of this corporation then entitled to vote, and may not be called by the stockholders absent such request.  Any such request shall state the purpose or purposes of the proposed meeting.”  Accordingly, it would take shareholders owning a majority of the shares to call such a meeting.  In the event that management owns a majority of the shares entitled to vote, the minority shareholders would have no authority to call a special meeting in the event they wished to attempt to remove the management of the Company

Article V, Section 1 states, “The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least one person, unless and until otherwise determined by vote of a majority of the entire Board of Directors. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.”  The effect of this provision precludes the minority shareholders from being able to affect the number of directors of the Company because the current members of the Board of Directors have the sole authority to determine the number of directors.  Since the minority shareholders can not elect any directors, where the absence of cumulative voting is in existence, as currently exists, the minority shareholders can never elect a director of their choosing.  This effectively precludes any take over attempt without the approval of the directors then sitting on the Board

Our Preferred Stock

 We have not authorized the issuance of shares of preferred stock.  In order to authorize the issuance of shares of preferred stock, our stockholders and Directors will be required to amend our Certificate of Incorporation to designate and fix the relative rights, preferences and limitations of the preferred stock.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming all of the offered shares are purchased, we will have a total of 50,000,000 shares of common stock outstanding. The 20,000,000 shares sold in this offering will be freely tradable without restriction, or further registration under the Securities Act, unless those shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 30,000,000 shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

As of November 11, 2011, there are two (2) stockholders of record holding a total of 30,000,000 shares of our common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  All of these 30,000,000 shares are held by our “affiliates”, as such term is defined in Rule 144, and as long as the Company is a non-reporting issuer and has operations for at least a year, the shares may be sold in the public market commencing one year after their acquisition (i.e., May 22, 2012), subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.  If the Company becomes a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place.   Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i) applies to us.  Therefore, our stockholders holding unregistered shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

Plan of Distribution

We are offering for sale a maximum of 20,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.005 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.005 per share. If all 20,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.005 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms. a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Mr. Itamar Zer, and/or Mr. Joel Klopfer who are officers and Directors of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Klopfer and Mr. Zer are Israeli citizens and do not reside in the US, and since our operations are in Israel, this offer will primarily be directed to residents of Israel. Because a design patent from the United States is well respected, and a corporation established in the United States is one that is taken seriously, our Directors have pursued this connection. However, their primary sales connections are in Israel and as such, will be directed to this market. Should they choose to attempt to sell shares in the United States, they are aware that this will present challenges and may not be successful. These challenges include, but may not be limited to, having a Company incorporated in the United States with offices, directors, and officers in a foreign country (Israel) and which primarily plans sales for the Israeli market initially, as well as other factors listed in the Risk Factors sections.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Itamar Zer nor Joel Klopfer are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. Once investors execute and deliver the subscription agreement with funds and we accept such subscription, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.  We will issue stock certificates to investors as soon as practicable after acceptance of the subscription.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "SafeCode Drug Technologies Corp ."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreement s with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by John A. Cacchioli Esq. regarding the common stock of the Company to be registered on Form S-1 is as set forth in his opinion letter included in this prospectus.

Experts

Our financial statements as of December 31, 2010, and for the period then ended and cumulative from inception (November 23, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information described in the registration statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the registration statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our registration statement.  These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective there are fewer than 300 shareholders.  On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

Financial Statements-	F-1

Balance Sheets as of September 30, 2011 and December 31, 2010	F-2

Statements of Operations for the Three Months and Nine Month Ended
September 30, 2011, and Cumulative from Inception	F-3

Statement of Changes in Stockholders’ Equity for the Period from Inception
Through September 30, 2011	F-4

Statements of Cash Flows for the Nine Months Ended September 30, 2011
And Cumulative from Inception	F-5

Notes to Financial Statements	F-6

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

	As of	As of
	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)

ASSETS

Current Assets:
Deferred offering costs	$20,000	$20,000

Total current assets	20,000	20,000

Total Assets	$20,000	$20,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$30,134	$24,534
Loans from related parties - Directors and stockholders	14,576	7,227

Total current liabilities	44,710	31,761

Total liabilities	44,710	31,761

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 30,000,000 shares issued and outstanding	3,000	3,000
Stock subscription receivable	-	(3,000)
(Deficit) accumulated during the development stage	(27,710)	(11,761)

Total stockholders' (deficit)	(24,710)	(11,761)

Total Liabilities and Stockholders' (Deficit)	$20,000	$20,000

The accompanying notes to financial statements
are an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (NOVEMBER 23, 2010)
THROUGH SEPTEMBER 30, 2011
(Unaudited)

	Three months Ended	Nine months Ended	Cumulative
	September 30,	September 30,	From
	2011	2011	Inception

Revenues	$-	$-	$-

Expenses:
Professional fees	5,299	15,949	16,949
Patent	-	-	9,284
Legal - incorporation	-	-	1,477

Total expenses	5,299	15,949	27,710

(Loss) from Operations	(5,299)	(15,949)	(27,710)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(5,299)	$(15,949)	$(27,710)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	30,000,000	30,000,000

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 23, 2010)
THROUGH SEPTEMBER, 2011
(Unaudited)
				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	30,000,000	3,000	(3,000)	-	-

Net (loss) for the period	-	-	-	(11,761)	(11,761)

Balance - December 31, 2010	30,000,000	$3,000	$(3,000)	$(11,761)	$(11,761)

Stock subscription payment received	-	-	3,000	-	3,000

Net (loss) for the period	-	-	-	(15,949)	(15,949)

Balance - September 30, 2011	30,000,000	$3,000	$-	$(27,710)	$(24,710)

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (NOVEMBER 23, 2010)
THROUGH SEPTEMBER 30, 2011
(Unaudited)

	Nine Months Ended	Cumulative
	September 30,	From
	2011	Inception

Operating Activities:
Net (loss)	$(15,949)	$(27,710)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	-	(20,000)
Accounts payable and accrued liabilities	5,600	30,134

Net Cash Used in Operating Activities	(10,349)	(17,576)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Loans from related parties - directors and stockholders	7,349	14,576
Proceeds from stock issued	3,000	3,000

Net Cash Provided by Financing Activities	10,349	17,576

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

SafeCode Drug Technologies Corp (“SafeCode” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on November 23, 2010. The business plan of the Company is to license a commercial application of a voice enabled protector for administering medicine to third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of September 30, 2011, and for the periods then ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2011, and the results of its operations and its cash flows for the periods ended September 30, 2011, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2011. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2010, filed with the SEC, for additional information, including significant accounting policies.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2011.
Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. If the offering is successful, these costs will be charged against the proceeds. If the offering is unsuccessful, these costs will be expensed.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended September 30, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2011, and expenses for the period ended September 30, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-03 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to patent and develop a commercial application of a voice enabled protector for administering medicine and seek third party entities interested in licensing the rights to manufacture and market the device.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares of newly issued common stock at an offering price of $0.005 per share for proceeds of up to $100,000. As of September 30, 2011, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of September 30, 2011, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Commitment

On December 15, 2010, the Company entered into an Assignment Agreement whereby the Company acquired all of the rights, title and interests in the invention known as the “Voice enabled protector for administering medicine” for consideration of a 10% royalty on sales related to the invention net of excise taxes and duties.

(4)  Loans from Related Parties - Directors and Stockholders

As of September 30, 2011, loans from related parties amounted to $14,576 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Accounts payable and accrued expenses

As of September 30, 2011 accounts payable and accrued liabilities are comprised of the following:

Legal	10,134
Accounting	20,000
$30,134

(6)  Common Stock

On November 24, 2010, the Company issued 30,000,000 shares of its common stock to individuals who are Directors and officers of the company for $3,000.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares of newly issued common stock at an offering price of $0.005 per share for proceeds of up to $100,000. As of September 30, 2011, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

(7)  Income Taxes

The provision (benefit) for income taxes for the period ended September 30, 2011, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$3,668
Amortization deduction	107
Change in valuation allowance	(3,775)

Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2011 and December 31, 2010, as follows:

	2011	2010

Loss carryforwards	$4,357	$582
Less - Valuation allowance	(4,357)	(582)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended September 30, 2011 and December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2011, the Company had approximately $18,900 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company will file income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

(8)  Related Party Transactions

As described in Note 4, as of September 30, 2011, the Company owed $14,576 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on November 24, 2010, the Company issued 30,000,000 shares of its common stock to Directors and officers for $3,000.

(9)  Subsequent Events

Subsequent events have been evaluated through November 11, 2011 which is the date these financial statements were available to be issued.

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of SafeCode Drug Technologies Corp.:

We have audited the accompanying balance sheet of SafeCode Drug Technologies Corp. (a Delaware corporation in the development stage) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2010, and from inception (November 23, 2010) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SafeCode Drug Technologies Corp. as of December 31, 2010, and the results of its operations and its cash flows for the period ended December 31, 2010, and from inception November 23, 2010) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
January 23, 2011

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2010

As of
December 31,
2010

ASSETS

Current Assets:
Deferred offering costs	$20,000

Total current assets	20,000

Total Assets	$20,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$24,534
Loans from related parties - Directors and stockholders	7,227

Total current liabilities	31,761

Total liabilities	31,761

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 30,000,000 shares issued and outstanding	3,000
Stock subscriptions receivable	(3,000)
(Deficit) accumulated during the development stage	(11,761)

Total stockholders' (deficit)	(11,761)

Total Liabilities and Stockholders' (Deficit)	$20,000

The accompanying notes to financial statements
are an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (NOVEMBER 23, 2010)

	November 23, 2010
	to	Cumulative
	December 31, 2010	From Inception

Revenues	$-	$-

Expenses:
Professional fees	1,000	1,000
Patent	9,284	9,284
Legal - incorporation	1,477	1,477

Total expenses	11,761	11,761

(Loss) from Operations	(11,761)	(11,761)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(11,761)	$(11,761)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	29,230,770

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 23, 2010)
THROUGH DECEMBER 31, 2010

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	30,000,000	3,000	(3,000)	-	-

Net (loss) for the period	-	-	-	(11,761)	(11,761)

Balance - December 31, 2010	30,000,000	$3,000	$(3,000)	$(11,761)	$(11,761)

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (NOVEMBER 23, 2010)

	November 23, 2010
	to	Cumulative
	December 31, 2010	From Inception

Operating Activities:
Net (loss)	$(11,761)	$(11,761)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	24,534	24,534

Net Cash Used in Operating Activities	(7,227)	(7,227)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Loans from related parties - directors and stockholders	7,227	7,227

Net Cash Provided by Financing Activities	7,227	7,227

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFECODE DRUG TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

SafeCode Drug Technologies Corp (“SafeCode” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on November 23, 2010. The business plan of the Company is to patent and develop a commercial application of a voice enabled protector for administering medicine and seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2010, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2010, and expenses for the period ended December 31, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of ASU No. 2010-06 had no impact on the Company's financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of ASU No. 2009-13 had no impact on the Company's financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the Company's financial statements.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to patent and develop a commercial application of a voice enabled protector for administering medicine and seek third party entities interested in licensing the rights to manufacture and market the device.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares of newly issued common stock at an offering price of $0.005 per share for proceeds of up to $100,000. As of December 31, 2010, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Commitment

On December 15, 2010, the Company entered into an Assignment Agreement whereby the Company acquired all of the rights, title and interests in the invention known as the “Voice enabled protector for administering medicine” for consideration of a 10% royalty on sales related to the invention net of excise taxes and duties.

(4) Loans from Related Parties - Directors and Stockholders

As of December 31, 2010, loans from related parties amounted to $7,227 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5) Common Stock

On November 24, 2010, the Company issued 30,000,000 shares of its common stock to individuals who are  Directors and officers of the company for $3,000. As of December 31, 2010 the $3,000 is receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares of newly issued common stock at an offering price of $0.005 per share for proceeds of up to $100,000. As of December 31, 2010, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

(6) Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2010, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:

Federal- Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal- Loss carryforwards	$2,705
Change in valuation allowance	(2,705)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2010, as follows:

Loss carryforwards	$2,705
Less - Valuation allowance	(2,705)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2010, the Company had approximately $11,761 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits during the year ended December 31, 2010.

The Company will file income tax returns in the United States. All tax years are closed by expiration of the statute of limitations. The year ended December 31, 2010 is open for examination.

(7) Related Party Transactions

As described in Note 4, as of December 31, 2010, the Company owed $7,227 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on November 24, 2010, the Company issued 30,000,000 shares of its common stock to Directors and officers for $3,000 receivable.

(8) Subsequent Events

Subsequent events have been evaluated through January 23, 2011, which is the date these financial statements were available to be issued.

PART II
“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Article XII of our Bylaws provides that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$12

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses ( recorded in the FS )	10,000

Legal fees and expenses ( recorded in the FS )	10,000

Total:	$21,512

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On November 24 , 2010, we issued a total of 30,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 30,000,000 shares to $3,000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Joel Klopfer	15,000,000

Itamar Zer	15,000,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

1.           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

c)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii.	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

iv.	any other communication that is an offer in the offering made by us to the purchaser.

5.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jerusalem, State of Israel on November 11, 2011.

SafeCode Drug Technologies Corp.

Date November 11, 2011	By:	/s/ Joel Klopfer
Joel Klopfer
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Joel Klopfer	President and Director (Principal	November 11, 2011
Joel Klopfer	Executive Officer)

/s/Itamar Zer	Secretary and Director (and Principal	November 11, 2011
Itamar Zer	Accounting and Financial Officer )

Itamar Zer is authorized to sign our document in the capacity of Principal Accounting and Financial Officer

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1*	Articles of Incorporation of the Company

3.2*	By-Laws of the Company

3.3*	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Application and Assignment dated December 15, 2010 and proof of application

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement

* Previously filed.